UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2006
Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

SIGNATURES
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On September 27, 2006, Service Corporation International (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which it agreed to sell $500 million aggregate principal amount of unsecured senior notes, consisting of $250 million aggregate principal amount of 7⅜% Senior Notes due 2014 and $250 million aggregate principal amount of 7⅝% Senior Notes due 2018 (collectively, the “notes”), to the initial purchasers named therein in a private placement. The aggregate proceeds from the offerings, net of initial purchasers’ discounts and offering expenses, will be used, together with available cash and other financings, to consummate the acquisition of Alderwoods Group, Inc. and refinance certain other indebtedness. The closing of the sale of the notes is expected to occur on October 3, 2006, subject to customary closing conditions.
The net proceeds of each series of notes will be held in separate escrow accounts pending the consummation of the acquisition of Alderwoods and related transactions. All outstanding notes are subject to special mandatory redemption in the event that the acquisition and related transactions are not consummated on or prior to December 31, 2006. All of the outstanding notes may also be redeemed at the Company’s option, in whole, but not in part, at any time prior to December 31, 2006, if, in the Company’s sole judgment, the acquisition and related transactions will not be consummated by that date. The redemption price in either case will be 100% of the issue price of each series of the notes set forth above, respectively, plus accrued and unpaid interest to the redemption date. Concurrently with the closing of the offerings, the Company will deposit the net proceeds of each series of notes into separate escrow accounts, together with an amount of cash or treasury securities, so that the escrowed funds are sufficient to fund the redemption of the notes, if required.
The notes will be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.
Item 7.01 Regulation FD Disclosure.
On September 27, 2006, the Company issued a press release announcing that it has priced the private offering of the notes. The full text of the press release is attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities of the Company. Any securities to be offered by the Company, in the offering of the notes or in separate financings concurrent therewith, will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.
Exhibits.

Exhibit No.	Description
99.1	Press release dated September 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Eric D. Tanzberger
		Name:	Eric D. Tanzberger
		Title:	Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press release dated September 27, 2006.